Exhibit 99.1

ESSEX RENTAL CORP. REPORTS 2015 FIRST QUARTER RESULTS

BUFFALO GROVE, IL - May 6, 2015 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced its consolidated results for the first quarter ended March 31, 2015.
First Quarter 2015 Highlights

•	Hydraulic crawler crane utilization increased to 73.0% for the three month period ended March 31, 2015 compared to 57.5% for the three month period ended March 31, 2014;

•	Crawler crane rental backlog based on expected rental revenues as of March 31, 2015 increased by 40.8% compared to the backlog as of March 31, 2014;

•
City and other tower crane utilization increased to 56.5% for the three month period ended March 31, 2015 compared to 39.1% for the three month period ended March 31, 2014. Self-Erecting tower crane utilization increased to 51.4% for the three month period ended March 31, 2015 compared to 44.1% for the three month period ended March 31, 2014. Rental revenue generated from tower cranes in the quarter was at its highest level since we acquired these assets;

•	Equipment rental revenue increased by $1.0 million or 9.1% for the three month period ended March 31, 2015 compared to the three month period ended March 31, 2014;

•	Essex Crane rental segment gross profit increased by approximately $400,000 or 55.9% for the three month period ended March 31, 2015 compared to the three month period ended March 31, 2014; and

•	Coast Crane rental segment gross profit increased by approximately $500,000 or 23.7% for the three month period ended March 31, 2015 compared to the three month period ended March 31, 2014;

Nick Matthews, President and CEO of Essex stated, “The continued strength in utilization of our hydraulic crawler crane and tower crane fleets was the primary driver of the $1.0 million year over year increase in equipment rental revenue. The operating leverage inherent in our model has become more apparent as the rental segments of both Essex Crane and Coast Crane improved quarterly gross profit and gross profit percentage materially compared to the same period in 2014.”

Mr. Matthews continued, “We continue to experience more active rental end markets and anticipate that this trend will continue throughout 2015. As we progress out of our seasonal soft period and move past some of the non-recurring costs and restatement issues that negatively impacted our first quarter results, we are excited to continue the progress we made on our strategic initiatives and make operational improvements to efficiently manage the increased activity expected from the broad array of end markets that we serve.”

First Quarter 2015 Overview

Essex Crane equipment rentals segment revenues were $7.9 million for the three month period ended March 31, 2015 versus $8.3 million for the three month period ended March 31, 2014. Essex Crane equipment rentals segment revenues include rental, transportation and used rental equipment sales generated from the Essex Crane subsidiary. The $400,000 decrease was driven by a $500,000 decrease in used rental equipment sales and a $400,000 decrease in transportation revenue. Those decreases were partially offset by a $500,000 increase in equipment rental revenue. Despite the decrease in overall revenue, gross profit increased by $400,000 or 55.9% due primarily to stronger margins from equipment rentals and transportation.

Coast Crane equipment rentals segment revenues were $6.6 million for the three month period ended March 31, 2015 versus $6.8 million for the three month period ended March 31, 2014. Coast Crane equipment rentals segment revenues include rental, transportation and used rental equipment sales from the Coast Crane subsidiary. The $200,000 decrease was driven by an $800,000 decrease in used rental equipment sales, partially offset by a $500,000 increase in equipment rental revenue and a $100,000 increase in transportation revenue. Despite the decrease in overall revenue, gross profit increased by $500,000 or 23.7% due to primarily to stronger margins from equipment rentals and transportation.

Equipment distribution revenue, which includes the retail distribution of new and used equipment, but excludes the proceeds received from the sale of used rental equipment, was $2.8 million for the three month period ended March 31, 2015 compared to $1.3 million for the three month period ended March 31, 2014.

Exhibit 99.1

Parts and service revenue increased to $4.8 million for the three month period ended March 31, 2015 compared to $4.6 million for the three month period ended March 31, 2014. Parts and service segment revenues include retail parts sales, billable service work done on our own equipment and servicing customer owned equipment.

Total gross profit increased 19.4% to $5.0 million for the three month period ended March 31, 2015 from $4.2 million for the three month period ended March 31, 2014. The increase is primarily due to the increase in gross profit generated from the equipment rentals segments. Gross profit margin increased to 22.6% for the three month period ended March 31, 2015 from 19.8% for the three month period ended March 31, 2014.

Selling, general and administrative expenses excluding non-cash compensation and non-recurring expenses increased by 12.5% to $6.0 million for the three month period ended March 31, 2015 as compared to $5.4 million for the three month period ended March 31, 2014. The increase is primarily a function of filling positions that were vacant in the first quarter of 2014 and an increase of bad debt expense related to a one-time write off of receivables for a bankrupt customer, which was approximately $100,000.

EBITDA before non-cash compensation and non-recurring expenses was $3.4 million for the three month periods ended March 31, 2015 and March 31, 2014. Non-cash compensation and non-recurring expenses were $400,000 for the three month period ended March 31, 2015 and $500,000 for the three month period ended March 31, 2014.

Conference Call

Essex’s management team will conduct a conference call to discuss the operating results at 9:00 a.m. ET on Thursday, May 7, 2015. Interested parties may participate in the call by dialing (877) 407-8291 (Domestic) and (201) 689-8345 (International). Please dial in 10 minutes before the call is scheduled to begin, and ask for the Essex Rental Corp. call.

The conference call will be webcast live via the Investor Relations section ("Events and Presentations") of the Essex Rental Corp. website at www.essexrentalcorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website.
About Essex Rental Corp.
Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update

Exhibit 99.1

or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

This press release includes references to adjusted EBITDA, an unaudited financial measure of performance which is not calculated in accordance with generally accepted accounting principles, or GAAP. Adjusted EBITDA represents the sum of net income, tax benefit, foreign currency exchange gains and losses, interest expense, other income, depreciation, amortization and impairment expense. Adjusted EBITDA is used internally when evaluating our operating performance and, we believe, allows investors to make a more meaningful comparison between our core business operating results over different periods of time, as well as with those of other similar companies. Management believes that adjusted EBITDA, when viewed with the Company's results under GAAP and the accompanying reconciliation, provides useful information about operating performance and period-over-period growth, and provides additional information that is useful for evaluating the operating performance of our core business without regard to potential distortions. Additionally, management believes that adjusted EBITDA permits investors to gain an understanding of the factors and trends affecting our ongoing cash earnings. However, adjusted EBITDA is not a measure of financial performance or liquidity under GAAP and, accordingly, should not be considered as an alternative to net income or cash flow from operating activities as indicators of operating performance or liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because adjusted EBITDA is a widely used measure of performance and basis for valuation. A reconciliation of adjusted EBITDA to net loss is included in the financial tables accompanying this release.

CONTACT:
Essex Rental Corp.
Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexrental.com

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Statements of Operations (Amounts in thousands, except share and per share data) (Unaudited)

	Three Months Ended March 31,
	2015	2014
REVENUES
Equipment rentals	$12,045	$11,044
Retail equipment sales	2,822	1,301
Used rental equipment sales	1,024	2,319
Retail parts sales	1,926	2,167
Transportation	1,424	1,773
Equipment repairs and maintenance	2,825	2,482
TOTAL REVENUES	22,066	21,086

COST OF REVENUES
Salaries, payroll taxes and benefits	2,981	2,544
Depreciation	4,441	4,604
Retail equipment sales	2,601	1,150
Used rental equipment sales	753	1,919
Retail parts sales	1,566	1,742
Transportation	1,266	1,776
Equipment repairs and maintenance	2,625	2,377
Yard operating expenses	839	792
TOTAL COST OF REVENUES	17,072	16,904

GROSS PROFIT	4,994	4,182

Selling, general and administrative expenses	6,438	5,919
Other depreciation and amortization	173	258
LOSS FROM OPERATIONS	(1,617)	(1,995)

OTHER INCOME (EXPENSES)
Other income	1	11
Interest expense	(3,817)	(2,972)
Foreign currency exchange losses	(336)	(152)
TOTAL OTHER INCOME (EXPENSES)	(4,152)	(3,113)

LOSS BEFORE INCOME TAXES	(5,769)	(5,108)

BENEFIT FOR INCOME TAXES	(2,213)	(1,939)

NET LOSS	$(3,556)	$(3,169)

Weighted average shares outstanding:
Basic	24,920,802	24,789,338
Diluted	24,920,802	24,789,338

Loss per share:
Basic	$(0.14)	$(0.13)
Diluted	$(0.14)	$(0.13)

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Utilization Statistics (Unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Utilization Statistics - "Days" Utilization
Crawler Cranes - Hydraulic	73.0%	74.8%	57.5%
Crawler Cranes - Traditional	26.7%	26.9%	27.5%
Rough Terrain Cranes	54.1%	59.9%	58.2%
Boom Trucks	46.3%	50.4%	46.1%
Self-Erecting Tower Cranes	51.4%	57.6%	44.1%
City & Other Tower Cranes	56.5%	52.3%	39.1%

(See definitions in the quarterly and annual reports filed with the SEC)

Essex Rental Corp. and Subsidiaries Segment Revenues and Gross Profit (Amounts in thousands) (Unaudited)

	Three Months Ended March 31,
	2015	2014
Segment revenues
Essex Crane equipment rentals	$7,918	$8,310
Coast Crane equipment rentals	6,575	6,826
Equipment distribution	2,822	1,301
Parts and service	4,751	4,649
Total revenues	$22,066	$21,086
Segment gross profit
Essex Crane equipment rentals	$1,024	$657
Coast Crane equipment rentals	2,732	2,208
Equipment distribution	36	10
Parts and service	1,202	1,307
Total gross profit	$4,994	$4,182

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Reconciliation of Net Loss to Adjusted EBITDA (Amounts in thousands) (Unaudited)

	Three Months Ended March 31,
	2015	2014
Net loss	$(3,556)	$(3,169)
Benefit for income taxes	(2,213)	(1,939)
Foreign currency exchange losses	336	152
Interest expense	3,817	2,972
Other income	(1)	(11)
Loss from operations	(1,617)	(1,995)

Depreciation	4,441	4,604
Other depreciation and amortization	173	258
Adjusted EBITDA (1)	$2,997	$2,867

(1) Includes non-cash stock compensation and non-recurring expenses of $0.4 million and $0.5 million for the three month periods ended March 31, 2015 and 2014, respectively.

Exhibit 99.1

Essex Rental Corp. and Subsidiaries Consolidated Balance Sheets (Amounts in thousands except share data)

	March 31, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$688	$1,087
Accounts receivable, net of allowances	17,843	16,981
Other receivables	1,624	1,700
Deferred tax assets	3,620	3,504
Inventory
Retail equipment	12,787	12,030
Retail spare parts, net	1,749	1,725
Rental equipment, held for sale	790	790
Prepaid expenses and other assets	1,759	1,516
TOTAL CURRENT ASSETS	40,860	39,333

Rental equipment, net	265,262	270,465
Property and equipment, net	4,667	4,613
Spare parts inventory, net	3,854	3,816
Identifiable finite lived intangibles, net	651	735
Goodwill	1,796	1,796
Loan acquisition costs, net	4,549	5,132

TOTAL ASSETS	$321,639	$325,890

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$3,994	$4,966
Accrued employee compensation and benefits	1,578	2,008
Accrued taxes	3,291	3,694
Accrued interest	897	870
Accrued other expenses	1,520	1,031
Unearned rental revenue	2,035	1,849
Customer deposits	228	350
Revolving credit facilities - short-term	144,391	142,709
Term loan - short-term	2,000	2,000
Purchase money security interest debt - short-term	1,556	1,655
Capital lease obligation - short-term	49	35
TOTAL CURRENT LIABILITIES	161,539	161,167

LONG-TERM LIABILITIES
Revolving credit facility	2,381	1,781
Term loans	64,000	64,500
Promissory notes	1,655	1,655
Purchase money security interest debt	7,227	6,652
Deferred tax liabilities	32,365	34,487
Capital lease obligation	223	162
TOTAL LONG-TERM LIABILITIES	107,851	109,237

TOTAL LIABILITIES	269,390	270,404

Commitments and contingencies

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, Authorized 1,000,000 shares, none issued	—	—
Common stock, $.0001 par value, Authorized 40,000,000 shares; issued and outstanding 24,935,600 shares at March 31, 2015 and 24,824,614 shares at December 31, 2014	2	2
Paid in capital	126,772	126,510
Accumulated deficit	(74,634)	(71,077)
Accumulated other comprehensive income	109	51
TOTAL STOCKHOLDERS' EQUITY	52,249	55,486

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$321,639	$325,890